UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 24, 2006 (February 23, 2006)

Centex Corporation

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	1-6776 (Commission File Number)	75-0778259 (IRS Employer Identification No.)

2728 N. Harwood Street, Dallas, Texas		75201
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number including area code: (214) 981-5000

Not Applicable
(Former name or former address if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     Amendment of Executive Employment Agreement
     On February 23, 2006, Centex Corporation (the “Corporation”) announced that Leldon E. Echols will leave his position as Executive Vice President and Chief Financial Officer of the Corporation, and that his employment by the Company will terminate, effective June 30, 2006. In connection with the anticipated departure of Mr. Echols, the Corporation and Mr. Echols entered into an amended and restated employment agreement dated as of February 23, 2006. During the period until June 30, 2006, Mr. Echols will continue to serve in his current position and to receive the salary and other compensation, benefits and perquisites applicable to his position. Incentive compensation for Fiscal 2006, which ends March 31, 2006, will be paid in May in the same manner as for other senior Centex executives except that the portion of the annual long-term incentive award that was to have been awarded in options will instead be paid in deferred cash of equivalent value. Under the restated agreement, and consistent with the severance provisions of his current employment agreement, Mr. Echols will receive a severance payment of two times his base salary on the termination date payable in a lump sum on or about June 30, 2006. The restated agreement provides that his stock options and deferred cash awards that would have vested between June 30, 2006 and December 31, 2007 will be vested on June 30, 2006. In addition, the restrictions on his shares of restricted stock that would have lapsed between June 30, 2006 and December 31, 2007 will lapse on June 30, 2006. The stock options may be exercised within the periods provided in the applicable equity plans (generally 4 or 7 months after the termination of employment). The restated agreement also contains provisions with respect to other matters, including releases of claims, preservation of trade secrets and confidential information, non-competition and non-solicitation. The above description of the restated employment agreement does not purport to be complete and is qualified in its entirety by reference to the restated employment agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 5.02(b)
     On February 23, 2006, the Corporation announced that Mr. Echols will leave his position as Executive Vice President and Chief Financial Officer of the Corporation, and that his employment by the Company will terminate, effective June 30, 2006. In connection with the departure of Mr. Echols, the Corporation and Mr. Echols entered into an amended and restated employment agreement dated as of February 23, 2006. The Board of Directors of the Corporation expressed its appreciation to Mr. Echols for his contribution as an officer of the Corporation and for his assistance in ensuring an orderly transition upon his departure. Mr. Echols’ departure is unrelated in any manner to any past, present or contemplated accounting or finance issue or to any disagreement over accounting treatment or policy. The material terms of Mr. Echols’ amended and restated employment agreement are described under Item 1.01 above and are incorporated by reference into this Item 5.02(b). A copy of the press release announcing Mr. Echols’ resignation is attached as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits

Exhibit
Number	Exhibit Description
10.1	Agreement dated as of February 23, 2006, between the Corporation and Leldon E. Echols

99.1	Press release dated February 23, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CENTEX CORPORATION
By:	/s/ James R. Peacock III
	Name:	James R. Peacock III
	Title:	Vice President, Deputy General Counsel and Secretary

Date: February 24, 2006

INDEX TO EXHIBITS

Exhibit
Number	Exhibit Description
10.1	Agreement dated as of February 23, 2006, between the Corporation and Leldon E. Echols

99.1	Press release dated February 23, 2006